UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2012

Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On February 2, 2012, Limited Brands, Inc. (the “Company”) announced and priced the public offering (the “Senior Notes Offering”) of $1 billion aggregate principal amount of its 5.625% Senior Notes due 2022 (the “Senior Notes”). The Senior Notes are being offered pursuant to the prospectus supplement dated February 2, 2012, to the prospectus dated November 5, 2010, which forms part of the Company's shelf registration statement on Form S-3 (File No. 333-170406) filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2010, as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on March 22, 2011.
Copies of the press releases announcing (i) the Senior Notes Offering and (ii) the increased size and pricing of the Senior Notes Offering, are filed herewith as Exhibit 99.1 and Exhibit 99.2 respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 2, 2012 announcing the Senior Notes Offering.

99.2	Press Release dated February 2, 2012 announcing the increased size and pricing of the Senior Notes Offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date:	February 6, 2012	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer